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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 28, 2005


                             SEMOTUS SOLUTIONS, INC.

        - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                        0-21069               36-3574355
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(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


   16400 Lark Ave., Suite 230 Los Gatos, CA                            95032
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   (Address of Principal Executive Offices)                          (Zip Code)


                                 (408) 358-7100
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              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         See Item 2.01 below for a discussion of the Merger Agreement entered into on March 24, 2005 among Semotus Solutions, Inc., Semotus Acquisition Corp. and Expand Beyond Corporation relating to the acquisition of Expand Beyond by Semotus.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         Semotus Solutions, Inc. acquired 100% of the issued and outstanding capital stock of Expand Beyond Corporation for 1,910,955 shares of Semotus Solutions' common stock on March 28, 2005 pursuant to a Merger Agreement entered into on March 24, 2005. Semotus may also issue additional shares over the following two years, pursuant to an earn-out arrangement as defined in the Merger Agreement attached hereto as Exhibit 2.1. As part of the acquisition, Semotus hired Expand Beyond Corporation's CEO, Ari Kaplan, as President of the wholly owned subsidiary of Semotus, Expand Beyond Corporation, and granted Mr. Kaplan warrants to purchase up to 400,000 shares of Semotus common stock at an exercise price equal to $0.37 per share, which was the closing price on his date of hire, March 28, 2005, vesting over a three year period and having a ten year term.

         In connection with the acquisition, Semotus paid a finder's fee to Bathgate Capital Partners, LLC of $45,786, of which $10,000 was paid in cash and the balance was paid by the issuance of 42,944 shares of common stock. Bathgate Capital Partners, LLC was retained by Semotus on May 27, 2004 as a financial advisor to assist Semotus in seeking and evaluating potential business combinations, and was granted warrants to purchase up to 45,000 shares of Semotus common stock immediately exercisable at an exercise price of $0.34 per share, the closing price on May 27, 2004, with a five year term and containing certain registration rights.

         As part of the acquisition, Semotus has agreed to file a registration statement with the Securities and Exchange Commission by no later than July 30, 2005 to qualify the resale of the 1,910,955 shares of common stock issued to the Expand Beyond Shareholders and the 42,944 shares of common stock issued to Bathgate Capital Partners, LLC. The warrants to purchase up to 45,000 shares of Semotus common stock issued to Bathgate Capital Partners, LLC will also be included in this registration statement.

         The securities issued in connection with this acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

         Expand Beyond Corporation is engaged in the business of developing, selling and supporting mobile and web applications, software products, application extension technologies and services related to each of the foregoing.

         On March 29, 2005, Semotus issued a press release with respect to this acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 2.01 above, as it relates to the issuance of common stock to Expand Beyond Corporation's shareholders and Bathgate Capital Partners, LLC, and the issuance of warrants to Bathgate Capital Partners, LLC and Ari Kaplan.

         With respect to these transactions, Semotus relied on Section 4(2) of the Securities Act of 1933, as amended. The investors were given complete information concerning Semotus and represented that the shares were being acquired for investment purposes. The issuances were made without general solicitation or advertising. The appropriate restrictive legend was placed on the certificates and stop transfer instructions were issued to the transfer agent.
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ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial statements of business acquired. The required financial statements will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

                  (b) Pro forma financial information. The required pro forma financial information will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

                  (c) Exhibits. The following exhibits are filed with this report:


         Exhibit Number    Description
         --------------    ---------------

         2.1 Merger Agreement by and among Semotus Solutions, Inc., Expand Beyond Corporation and Semotus Acquisition, Corp. dated March 24, 2005.

         4.1 Warrant to purchase up to 400,000 shares of Semotus Solutions, Inc. common stock issued to Ari Kaplan dated March 28, 2005.

         4.2 Warrant to purchase up to 45,000 shares of Semotus Solutions, Inc. common stock issued to Bathgate Capital Partners, LLC dated May 27, 2004.

         99.1              Press release of Semotus Solutions, Inc. dated March
                           29, 2005.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SEMOTUS SOLUTIONS, INC.

         Date:   March 30, 2005        By:  /s/ Anthony N. LaPine
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                                       Anthony N. LaPine,
                                       President and Chief Executive Officer